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                                                                    EXHIBIT 10.8

                              EMPLOYMENT AGREEMENT


                  THIS AGREEMENT is entered into and effective as of December 18, 1996, by and between KIM ORUMCHIAN (the "Employee") and CBOOKS EXPRESS, INC., a California corporation (the "Company").

                  1. Term of Employment.

                  (a) Basic Rule. The Company agrees to continue the Employee's employment, and the Employee agrees to remain in employment with the Company, from the date of this Agreement until the date when the Employee's employment terminates pursuant to Subsection (b), (c) or (d) below.

                  (b) Without Cause. Subject to Section 7, the Company may terminate the Employee's employment at any time and for any reason by giving the Employee 30 days' advance notice in writing. The Employee may terminate his employment by giving the Company 30 days' advance notice in writing. The Employee's employment shall terminate automatically in the event of his death. Any waiver of notice shall be valid only if it is made in writing and expressly refers to the applicable notice requirement of this Section 1.

                  (c) Cause. The Company may terminate the Employee's employment at any time for Cause. For all purposes under this Agreement, "Cause" shall mean
(i) a failure by the Employee to perform any of his duties hereunder, other than a failure resulting from the Employee's complete or partial incapacity due to physical or mental illness or impairment, which failure persists unreasonably after notification by the Company, (ii) any other breach by the Employee of his obligations hereunder, (iii) gross misconduct or fraud or (iv) conviction of, or a plea of "guilty" or "no contest" to, a felony.

                  (d) Disability. The Company may terminate the Employee's active employment due to Disability by giving the Employee 30 days' advance notice in writing. For all purposes under this Agreement, "Disability" shall mean that the Employee, at the time notice is given, has failed to perform his duties under this Agreement for a period of not less than three consecutive months as the result of his incapacity due to physical or mental illness. In the event that the Employee resumes the performance of substantially all of his duties hereunder before the termination of his active employment under this Subsection (d) becomes effective, the notice of termination shall automatically be deemed to have been revoked.

                  (e) Rights Upon Termination. Except as expressly provided in
Section 7, upon the termination of the Employee's employment pursuant to this
Section 1, the Employee shall only be entitled to the compensation, benefits and reimbursements described in Sections 3, 4 and 5 for the period preceding the effective date of the termination. The payments under this Agreement shall fully discharge all responsibilities of the Company to the Employee.

                  (f) Termination of Agreement. This Agreement shall terminate when all obligations of the parties hereunder have been satisfied.


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                  2. Duties and Scope of Employment.

                  (a) Position. The Company agrees to employ the Employee as its Vice President for the term of his employment under this Agreement ("Employment").

                  (b) Obligations. During the term of his Employment, the Employee shall devote his full business efforts and time to the Company and its subsidiaries (if any). He shall not render services to any other person or entity without the express prior approval of the Company's Board of Directors.

                  3. Salary. During the term of his Employment, the Company agrees to pay the Employee as compensation for his services a base salary at the annual rate of $80,000 or at such higher rate as the Company may determine from time to time. Such salary shall be payable in accordance with the Company's standard payroll procedures. The annual compensation specified in this Section, together with any increases in such compensation that the Company may grant from time to time, is referred to in this Agreement as "Base Compensation."

                  4. Employee Benefits and Vacation. During the term of his Employment, the Employee shall be eligible to participate in the employee benefit and group insurance plans maintained by the Company, subject in each case to the generally applicable terms and conditions of the plan in question and to the determinations of any person or committee administering such plan. During the term of his Employment, the Employee shall also accrue paid vacation in accordance with the Company's standard vacation policy.

                  5. Business Expenses. During the term of his Employment, the Employee shall be authorized to incur necessary and reasonable travel, entertainment and other business expenses in connection with his duties hereunder. The Company shall reimburse the Employee for such expenses upon presentation of an itemized account and appropriate supporting documentation, all in accordance with the Company's generally applicable policies.

                  6. Vesting Under Stock Purchase Agreement. Section 3.1(b) of the Stock Purchase Agreement entered into as of June 12, 1995, by the Company, the Employee and Christopher MacAskill, as amended as of September 26, 1996, shall be amended further by adding at the end thereof the following new language:

     "In the event that the Corporation is subject to a Change in Control, an additional portion of the Shares issued to the Purchasers under this Agreement shall become Vested. Such portion shall be the greater of:

         (i)   50% of the Shares then remaining vested; or
         (ii) the number of Shares that would have become vested during the 12-month period next following the Change in Control.

     For purposes of this Agreement, 'Change in Control' shall mean:

         (a) The consummation of a merger or consolidation of the Corporation with or into another entity or any other corporate reorganization, if more than 50% of


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              the combined voting power of the continuing or surviving entity's securities outstanding immediately after such merger, consolidation or other reorganization is owned by persons who were not stockholders of the Corporation immediately prior to such merger, consolidation or other reorganization; or


         (b) the sale, transfer or other disposition of all or substantially all of the Corporation's assets.

     A transaction shall not constitute a Change in Control if its sole purpose is to change the state of the Corporation's incorporation or to create a holding company that will be owned in substantially the same proportions by the persons who held the Corporation's securities immediately before such transaction."

                  7. Involuntary Termination. The Company shall continue to pay the Employee's Base Compensation, at the annual rate then in effect, for six months if the Company terminates the Employee's Employment without his consent for any reason other than Cause or Disability after the closing of the sale of the Company's Series B Preferred Stock (the "Closing"). The payments under this
Section 7 shall cease in the event of the Employee's death.

                  8. Successors.

                  (a) Company's Successors. This Agreement shall be binding upon any successor (whether direct or indirect and whether by purchase, lease, merger, consolidation, liquidation or otherwise) to all or substantially all of the Company's business and/or assets. For all purposes under this Agreement, the term "Company" shall include any successor to the Company's business and/or assets which becomes bound by this Agreement.

                  (b) Employee's Successors. This Agreement and all rights of the Employee hereunder shall inure to the benefit of, and be enforceable by, the Employee's personal or legal representatives, executors, administrators, successors, heirs, distributees, devisees and legatees.

                  9. Nondisclosure. Prior to the commencement of Employee's Employment, Employee shall enter into a Confidentiality and Proprietary Rights Agreement with the Company.

                  10. Miscellaneous Provisions.

                  (a) Notice. Notices and all other communications contemplated by this Agreement shall be in writing and shall be deemed to have been duly given when personally delivered or when mailed by U.S. registered mail, return receipt requested and postage prepaid. In the case of the Employee, mailed notices shall be addressed to him at the home address which he most recently communicated to the Company in writing. In the case of the Company, mailed notices shall be addressed to its corporate headquarters, and all notices shall be directed to the attention of its Secretary.

                  (b) Waiver. No provision of this Agreement shall be modified, waived or discharged unless the modification, waiver or discharge is agreed to in writing and signed by the Employee and by an authorized officer of the Company (other than the Employee). No waiver by either party of any breach of, or of compliance with, any condition or provision of this Agreement


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by the other party shall be considered a waiver of any other condition or provision or of the same condition or provision at another time.

                  (c) Whole Agreement; Modifications. No agreements, representations or understandings (whether oral or written and whether express or implied) which are not expressly set forth in this Agreement have been made or entered into by either party with respect to the subject matter hereof. A modification of this Agreement shall be valid only if it is made in writing and executed by both parties hereto.

                  (d) Withholding Taxes. All payments made under this Agreement shall be subject to reduction to reflect taxes or other charges required to be withheld by law.

                  (e) Choice of Law. The validity, interpretation, construction and performance of this Agreement shall be governed by the laws of the State of California (except their provisions governing the choice of law).

                  (f) Severability. The invalidity or unenforceability of any provision or provisions of this Agreement shall not affect the validity or enforceability of any other provision hereof, which shall remain in full force and effect.

                  (g) Arbitration. Any controversy or claim arising out of or relating to this Agreement, or the breach thereof, shall be settled by arbitration in accordance with the Commercial Arbitration Rules of the American Arbitration Association, and judgment on the award rendered by the arbitrator may be entered in any court having jurisdiction thereof. All fees and expenses of the arbitrator and such Association shall be paid equally by the parties.

                  (h) No Assignment. The rights of any person to payments or benefits under this Agreement shall not be made subject to option or assignment, either by voluntary or involuntary assignment or by operation of law, including (without limitation) bankruptcy, garnishment, attachment or other creditor's process, and any action in violation of this Subsection (h) shall be void.

                  (i) Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.


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                  IN WITNESS WHEREOF, each of the parties has executed this
Agreement, in the case of the Company by its duly authorized officer, as of the day and year first above written.


                                                     /s/ Kim Orumchian
                                                     ---------------------------
                                                     Employee

                                                     CBOOKS EXPRESS, INC.

                                                     By: /s/ Chris MacAskill
                                                        ------------------------
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                      AMENDMENT TO THE EMPLOYMENT AGREEMENT


               THIS AMENDMENT TO THE EMPLOYMENT AGREEMENT is entered into and effective as of May 30, 1997, by and between KIM ORUMCHIAN (the "Employee") and CBOOKS EXPRESS, INC., a California corporation (the "Company").

               WHEREAS, the parties hereto have previously entered into that certain Employment Agreement by and between the parties hereto dated as December 18, 1996 (the "Prior Agreement") and desire to amend Section 7 of the Prior Agreement in its entirety with the following provision.

               NOW THEREFORE, The Parties hereto hereby agree as follows:

1. Section 7 of the Prior Agreement shall be amended in its entirety to read:


               7. Involuntary Termination. The Company shall continue to pay the Employee's Base Compensation, at the annual rate then in effect, for six months from the date the Company provides notice to the Employee pursuant to Section 1 if the Company terminates the Employee's Employment without his consent for any reason other than Cause or Disability. The payments under this Section 7 shall cease in the event of the Employee's death. For the first three months following the notice to the Employee pursuant to Section 1, the payments due under this
Section 7 shall be made to the Employee in monthly installments based on the Employee's Base Compensation for that respective month. For the remaining three months, the payments due under this Section 7 shall be paid to the Employee in monthly installments based on the Employee's Base Compensation; provided, however that the monthly payment due to the Employee for these remaining three months shall be reduced for that specific monthly period by an amount, if any, equal to the compensation received for that specific monthly period by the Employee from an employer (other than the Company) who has hired the Employee following his termination from the Company.


2. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

3. Other than as specifically set forth herein, the Prior Agreement shall remain in full force and effect.


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               IN WITNESS WHEREOF, each of the parties has executed this
Amendment to the Employment Agreement, in the case of the Company by its duly authorized officer, as of the day and year first above written.




                                            /s/ Kim Orumchian
                                            ------------------------------------
                                            Kim Orumchian



                                            CBOOKS EXPRESS, INC.



                                            By: /s/ Chris MacAskill
                                               ---------------------------------
                                            Title: President
                                                  ------------------------------